SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SEACHANGE INTERNATIONAL, INC.

124 Acton Street

Maynard, Massachusetts 01754

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2005

The Annual Meeting of Stockholders of SeaChange International, Inc. will be held at the offices of Choate, Hall & Stewart LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Wednesday, July 13, 2005 at 10:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect two (2) members to the Board of Directors, each to serve for a three-year term as a Class III Director.

2.	To approve the adoption of the Company’s 2005 Equity Compensation and Incentive Plan.

3.	To ratify the appointment of the Company’s independent registered public accounting firm.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 16, 2005, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

Please call Martha Schaefer at (978) 897-0100 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

William L. Fiedler
Chief Financial Officer, Secretary, Treasurer and
Senior Vice President, Finance and Administration

Maynard, Massachusetts

May 25, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ARE THE REGISTERED HOLDER OF THE SHARES, YOU MAY RATHER CHOOSE TO VOTE VIA THE INTERNET OR BY TELEPHONE. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

SEACHANGE INTERNATIONAL, INC.

124 Acton Street

Maynard, Massachusetts 01754

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2005

May 25, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SeaChange International, Inc. for use at the Annual Meeting of Stockholders to be held at the offices of Choate, Hall & Stewart LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Wednesday, July 13, 2005 at 10:00 a.m. and at any adjournments thereof. This Proxy Statement and form of proxy will be mailed to stockholders on or about June 2, 2005. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by either:

•	delivering written revocation or a later dated proxy to the Secretary of SeaChange;

•	entering a new vote by Internet or telephone; or

•	attending the Annual Meeting and voting in person.

The purpose of the Annual Meeting is to elect two Class III Directors to the Board of Directors, to consider and vote on the proposal to approve and adopt the Company’s 2005 Equity Compensation and Incentive Plan and to ratify the appointment of the Company’s independent registered public accounting firm. Only stockholders of record as of the close of business on May 16, 2005, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of May 16, 2005, there were an aggregate of 28,241,782 shares of common stock, par value $.01 per share, of SeaChange outstanding and entitled to vote. Each share is entitled to one vote.

The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Your vote is very important to SeaChange. Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. Where you have specified a choice on the accompanying proxy card with respect to the proposal, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposals. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. The persons named as proxies, William C. Styslinger, III and William L. Fiedler, were selected by the Board of Directors and are officers of SeaChange. At present, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

If you happen to receive more than one proxy card, this means that you have more than one account at the transfer agent and/or with a broker. Please sign and return all proxy cards to be sure that all of your shares are voted.

If you are the “registered holder” of the shares (the shares are held in your name), you can choose to vote by telephone or electronically by following the instructions on the enclosed proxy card.

If your shares are held by your broker in “street name”, you may still be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

If you plan to attend the Annual Meeting and vote in person, SeaChange will give you a ballot or a new proxy card when you arrive, provided you are able to demonstrate that you were the beneficial owner of the shares on May 16, 2005. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 16, 2005, the record date for voting. “Registered holders” of shares need not bring such evidence as SeaChange will have at the Annual Meeting a list of its “registered holders” as of May 16, 2005, the record date for voting.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two (2) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of a director at the Annual Meeting will each be elected as a Class III Director for a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, including the approval of the adoption of the Company’s 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) and the ratification of the appointment of the Company’s independent registered public accounting firm, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. Aside from the election of directors, the approval of the adoption of the 2005 Plan and the ratification of the appointment of the Company’s independent registered public accounting firm, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to SeaChange’s Amended and Restated By-Laws, as amended, the Board of Directors of SeaChange is divided into three classes. There is one director currently serving in Class I, and two directors serving in each of Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class III Directors’ terms will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, William C. Styslinger, III was the Class I Director; Martin R. Hoffmann and Thomas F. Olson were the Class II Directors; and Mary Palermo Cotton and Carmine Vona were the Class III Directors. The nominees for the Class III Directors are Mary Palermo Cotton and Carmine Vona, who are currently serving as the Class III Directors of SeaChange. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for his or her election. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or persons, or for fixing the number of directors at a lesser number.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEE LISTED BELOW

The following table sets forth, for the nominee to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with SeaChange, the year each nominee’s or director’s term will expire and the class of director of each nominee or director.

Nominee’s or Director’s Name and Year Nominee or Director First Became Director	Position(s) Held	Year Term Will Expire		Class of Director
Nominee:
Mary Palermo Cotton (2004)	Director	2008	(1)	III
Carmine Vona (1995)	Director	2008	(1)	III

Continuing Directors:
William C. Styslinger, III (1993)	President, Chief Executive Officer, Chairman of the Board and Director	2006		I
Martin R. Hoffmann (1995)	Director	2007		II
Thomas F. Olson (2001)	Director	2007		II

(1)	Assumes election of each Class III Director at the Annual Meeting.

Board of Directors’ and its Committees

The Board of Directors has determined that each of Messrs. Hoffmann, Olson, and Vona and Ms. Cotton meet all applicable independence requirements promulgated by the Securities and Exchange Commission, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and the National Association of Securities Dealers.

The Board of Directors of SeaChange held five (5) meetings during the fiscal year ended January 31, 2005. With the exception of Mr. Hoffmann, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he or she served held during fiscal year 2005.

SeaChange has a policy that its Board of Directors attend the Company’s annual meeting of stockholders. Last year, all of the Company’s directors attended the annual meeting of stockholders that was held on July 14, 2004.

SeaChange has a standing Compensation and Option Committee, Audit Committee and a Corporate Governance and Nominating Committee. The Compensation and Option Committee, of which Messrs. Hoffmann, Vona and Olson are members, determines the compensation, including stock options and other equity compensation, of SeaChange’s management and key employees and administers and makes recommendations concerning SeaChange’s equity compensation plans. The Board has adopted a written charter setting out the authority and responsibilities of the Compensation and Option Committee. A copy of the Compensation and Option Committee Charter may be found on the Investor Relations section of the Company’s website at www.schange.com. The Compensation and Option Committee held three (3) meetings and acted by unanimous written consent eleven (11) times during fiscal year 2005.

The Audit Committee is comprised of Messrs. Hoffmann, Vona and Olson and Ms. Cotton. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member is able to read and understand fundamental financial statements. The Board of Directors has determined that Ms. Cotton satisfies the requirement of the National Association of Securities Dealers applicable to Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Ms. Cotton constitutes an “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The principal functions and responsibilities of the Audit Committee are set forth below in the Report of the Audit Committee. The Board has adopted a written charter setting out the authority and responsibilities of the Audit Committee. A copy of the Audit Committee Charter may be found on the Investor Relations section of the Company’s website at www.schange.com. The Audit Committee held eight (8) meetings during fiscal year 2005.

In May 2004, SeaChange established a Corporate Governance and Nominating Committee, comprised of Messrs. Hoffmann, Olson and Vona. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at the Company, recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company and monitoring compliance with SeaChange’s Code of Ethics and Business Conduct, a copy of which may be found on the Investor Relations section of the Company’s website at www.schange.com. The Corporate Governance and Nominating Committee operates under a written charter, a copy of which may be found on the Investor Relations section of the Company’s website at www.schange.com.

The Corporate Governance and Nominating Committee may use any of a number of methods to identify nominee candidates, including personal and industry contacts and recruiting firms. The Corporate Governance and Nominating Committee seeks candidates that possess sufficient experience and other qualities and skills that, in the context of the overall composition and needs of the Board, would result in a group that can best manage the business and affairs of SeaChange and represent stockholder interests using its diversity of experience.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders using the same criteria it uses to evaluate other candidates. Any such stockholder recommendations should be submitted in writing to the Corporate Governance and Nominating Committee at SeaChange’s principal business offices not later than the 120th calendar day but not prior to the 150th calendar day prior to the date that SeaChange’s proxy was released to its stockholders in connection with the previous year’s annual meeting. The Committee did not receive any stockholder nominee recommendations for the 2005 Annual Meeting of Stockholders.

Stockholders may write to the Board or a particular Board member by addressing such communication to the Board or Board member, as applicable, care of SeaChange’s Chief Financial Officer, at the Company’s principal business location, 124 Acton Street, Maynard, Massachusetts 01754.

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton and Messrs. Hoffmann, Olson and Vona.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm.

•	Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders.

•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations.

•	Monitor the performance of SeaChange’s internal auditing department.

•	Provide an avenue of communication among the independent registered public accounting firm, management, internal auditors, and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on the Investor Relations section of the Company’s website at www.schange.com.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, provides an attestation report on management’s assessment of SeaChange’s internal control over financial reporting in SeaChange’s annual report on Form 10-K and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal year 2005, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that there were no significant deficiencies in the design or operation of internal controls which could adversely affect SeaChange’s ability to record, process, summarize and report financial data and that there was no fraud, whether or not material, that involved management or other employees who have a significant role in SeaChange’s internal controls.

The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to PricewaterhouseCoopers LLP’s independence from SeaChange. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committees Communications).

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2005. The Audit Committee also decided to retain PricewaterhouseCoopers LLP as SeaChange’s independent registered public accounting firm for the 2006 fiscal year.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

RESPECTFULLY SUBMITTED BY THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

Mary Palermo Cotton (Chairman)

Thomas F. Olson

Martin R. Hoffmann

Carmine Vona

Occupations of Directors and Executive Officers

The following table sets forth for the Class I Director, each Class II and Class III Director and the executive officers of SeaChange as of May 16, 2005, their ages and the positions currently held by each such person with SeaChange:

Name	Age	Position
William C. Styslinger, III	59	President, Chief Executive Officer, Chairman of the Board and Director
William L. Fiedler	60	Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration
Ira Goldfarb	47	Senior Vice President, Worldwide Sales
Bruce E. Mann	57	Senior Vice President, Network Storage Engineering
Martin R. Hoffmann(1)(2)(3)	73	Director
Thomas F. Olson(1)(2)(3)	56	Director
Mary Palermo Cotton(2)	47	Director
Carmine Vona(1)(2)(3)	67	Director

(1)	Member of Compensation and Option Committee.
(2)	Member of Audit Committee.
(3)	Member of Corporate Governance and Nominating Committee

Nominees for Election at the Annual Meeting

Carmine Vona has served as a Director of SeaChange since January 1995. Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Since December 2001, Mr. Vona has served as Chairman of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry. He also served as Metrosoft’s Chief Executive Officer from December 2001 through December 2002. From August 2000 to December 2002, he also served as a member of the board of directors of E-LAB, an Italian bank wholly owned by Banca INTESA. From November 1969 to June 1996, Mr. Vona was employed by Bankers Trust Co., during which time he held positions as Executive Vice President and Senior Managing Director for worldwide technology. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co.

Mary Palermo Cotton has served as a Director of SeaChange since September 2004. Ms. Cotton has been the Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005. Previously, Ms. Cotton was from February 2003 to July 2004 a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003 and its Executive Vice President from August 1998 to December 2000. Ms. Cotton additionally served on the board of directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software.

Directors Whose Terms Extend Beyond The Meeting

William C. Styslinger, III, a founder of SeaChange, has served as the President, Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995. Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993.

Martin R. Hoffmann has served as a Director of SeaChange since January 1995. Mr. Hoffmann currently is engaged as a full-time consultant to the U.S. Department of Defense. Mr. Hoffmann served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP from January 1996 until July 2000. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a member of the Board of Directors of Castle Energy Corporation, an oil and gas exploration and production company, and Chairman of the Board of Mitretek Systems, a non-profit technology consulting and services company.

Thomas F. Olson has served as a Director of SeaChange since May 2001. From January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm. Mr. Olson was with Katz Media Group for 23 years.

Executive Officers

In addition to Mr. Styslinger, the persons named below serve as executive officers of the Company.

William L. Fiedler has served as Chief Financial Officer, Treasurer and Vice President, Finance and Administration since September 1998 and as Secretary since May 2000. In August 2003, Mr. Fiedler assumed the role of Senior Vice President, Finance and Administration. Prior to joining SeaChange, Mr. Fiedler served from July 1984 to June 1998 as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration of Matrix One, Inc., a developer of product data management systems. Prior to that, Mr. Fiedler served as the Chief Financial Officer of Hendrix Electronics Inc., a developer of text processing and graphics publishing systems, and had also held controllership positions at Bose Corporation and GTE Sylvania.

Ira Goldfarb has served as Vice President, Worldwide Sales since January 1998. In August 2003, Mr. Goldfarb assumed the role of Senior Vice President, Worldwide Sales. Prior to January 1998, Mr. Goldfarb served as Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

Bruce E. Mann joined SeaChange in September 1994 as Vice President, Network Storage Engineering. In August 2003, Mr. Mann assumed the role of Senior Vice President, Network Storage Engineering. Prior to joining SeaChange, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange. Each executive officer is a full time employee of the Company. There is no family relationship between any executive officer or director of the Company.

Certain Relationships and Related Transactions

SeaChange has adopted a policy that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 16, 2005 by:

•	each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

•	each of the directors and named executive officers of SeaChange; and

•	all of the directors and executive officers of SeaChange as a group.

Except as indicated below, none of these persons or entities has a relationship with SeaChange. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the Securities and Exchange Commission, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of May 16, 2005. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 28,241,782 shares of SeaChange’s common stock outstanding as of May 16, 2005.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
William C. Styslinger, III(1)	1,973,627	6.9%
William L. Fiedler(2)	163,996	*
Ira Goldfarb(3)	142,747	*
Bruce E. Mann(4)	350,443	1.2%
Martin R. Hoffmann(5)	179,716	*
Thomas F. Olson(6)	13,750	*
Mary Palermo Cotton	0	*
Carmine Vona(7)	41,637	*
Columbia Wanger Asset Management, L.P.(8) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	3,734,200	13.2%
Eastbourne Capital Management, L.L.C.(9) 1101 Fifth Avenue, Suite 160 San Rafael, California 94901	3,145,261	11.1%
Goldman Sachs Asset Management, L.P.(10) 32 Old Slip New York, New York 10005	1,992,596	7.1%
Wellington Management Company, LLP(11)	3,180,000	11.3%
All executive officers and directors as a group (8 persons)(12)	2,851,856	10.1%

*	Less than 1%
(1)

Includes 189,000 shares of common stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA. Excludes (i) 86,429 shares of common stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust; (ii) 11,342 shares of common stock held by Thomas Franeta as Custodian for

Kimberly J. Styslinger; (iii) 51,425 shares of common stock owned by his wife, Joyce Styslinger, and (iv) 1,380 shares of Common Stock owned by his daughter, Kimberly J. Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust, by Thomas Franeta as Custodian for Kimberly J. Styslinger, by his wife, Joyce Styslinger and by his daughter, Kimberly J. Styslinger. Includes 219,818 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.

(2)	Includes 163,996 shares of common stock issuable pursuant to outstanding options that may be exercised within 60 days of May 16, 2005.
(3)	Includes 86,112 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.
(4)	Includes 148,283 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005. Excludes an aggregate of 52,712 shares of common stock held by Mr. Mann’s three children. Mr. Mann disclaims beneficial ownership of those shares held by his children.
(5)	Includes 24,814 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.
(6)	Includes 13,750 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.
(7)	Includes 24,812 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.
(8)	According to an amended Schedule 13G filed on February 11, 2005, Columbia Wanger Asset Management, L.P. shares voting and investment power over such shares with its general partner, WAM Acquisition GP, Inc., and with its discretionary clients. One such client, Liberty Acorn Trust, may be deemed to share voting and investment power with respect to 2,924,100 of the above-mentioned shares, as it is entitled to receive dividends from, and all proceeds from the sale of, such shares.
(9)	Pursuant to an amended Schedule 13G filed on May 4, 2005, Eastbourne Capital Management, L.L.C. shares voting and dispositive power with Richard Jon Barry, a control person of Eastbourne Capital Management, L.L.C., and with its discretionary clients. One such client, Black Bear Offshore Master Fund, L.P., may be deemed to share voting and dispositive power with respect to 2,091,253 of the above-mentioned shares, as it is entitled to receive dividends from, and all proceeds form the sale of, such shares.
(10)	According to a Schedule 13G filed on February 7, 2005, Goldman Sachs Asset Management, L.P. has sole voting power with respect to 1,485,735 of the above-mentioned shares and sole dispositive power over all of the above-mentioned shares.
(11)	According to a Schedule 13G filed on May 5, 2005, Wellington Management Company, LLP shares voting power with respect to 1,663,500 of the above-mentioned shares with its discretionary clients and shares dispositive power over all of the above-mentioned shares with its discretionary clients.
(12)	Includes 681,585 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 16, 2005.

COMPENSATION AND OTHER INFORMATION CONCERNING

DIRECTORS AND OFFICERS

The following table sets forth summary information concerning the compensation SeaChange paid for services rendered during the fiscal year ended January 31, 2005, the fiscal year ended January 31, 2004, and the fiscal year ended January 31, 2003, by its chief executive officer and each of its executive officers who received total salary and bonus in excess of $100,000 and who served as of January 31, 2005 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)				Long-Term Compensation(2) Award
Name and Principal Position	Period	Salary(2)	Bonus		Securities Underlying Options(#)
William C. Styslinger, III President and Chief Executive Officer	2005 2004 2003	$336,249 294,999 246,249	$	— 120,000 80,000	100,000 135,000 55,000
William L. Fiedler Chief Financial Officer, Secretary, Treasurer and Senior Vice President, Finance and Administration	2005 2004 2003	$252,597 240,576 225,299		$45,000 53,750 27,997	30,000 20,000 32,500
Ira Goldfarb Senior Vice President, Worldwide Sales	2005 2004 2003	$539,787 484,433 430,351	$	— — —	25,000 29,500 22,500
Bruce E. Mann Senior Vice President, Network Storage Engineering	2005 2004 2003	$246,679 233,827 218,416		$45,000 54,857 27,997	25,000 18,000 22,500

(1)	The compensation described in this table does not include medical and group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of SeaChange and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer’s salary disclosed in this table.
(2)	Represents stock options granted under SeaChange’s Amended and Restated 1995 Stock Option Plan. SeaChange did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 2005, 2004 and 2003.

OPTIONS AND STOCK PLANS

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information as to stock options granted to each of SeaChange’s named executive officers during the fiscal year ended January 31, 2005 under SeaChange’s Amended and Restated 1995 Stock Option Plan. All options listed below were granted under SeaChange’s Amended and Restated 1995 Stock Option Plan and vest 25% on the first anniversary of the date of grant and 6.25% each quarter thereafter.

The percentage of total options granted to SeaChange employees in the fiscal year ended January 31, 2005 is based on options granted during that period to purchase an aggregate of 1,470,812 shares.

Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect SeaChange’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the common stock. However, the rates of appreciation assumed in this table may not be realized or the amounts reflected may not be received by the individuals.

Name	No. of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees In Year		Exercise or Base Price ($/Sh)(1)		Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
							5%($)		10%($)
William C. Styslinger, III	20,000 40,000 20,000 20,000	1.35 2.72 1.35 1.35	% % % %	$ $ $ $	15.62 12.21 14.47 17.39	03/04/14 05/24/14 08/04/14 11/04/14	$ $ $ $	196,467 307,152 182,002 218,730	$ $ $ $	497,885 778,384 461,229 554,304
William L. Fielder	7,500 7,500 7,500 7,500	0.51 0.51 0.51 0.51	% % % %	$ $ $ $	15.62 12.21 14.47 17.39	03/04/14 05/24/14 08/04/14 11/04/14	$ $ $ $	73,675 57,591 68,251 82,024	$ $ $ $	186,707 145,947 172,961 207,864
Ira Goldfarb	6,250 6,250 6,250 6,250	0.42 0.42 0.42 0.42	% % % %	$ $ $ $	15.62 12.21 14.47 17.39	03/04/14 05/24/14 08/04/14 11/04/14	$ $ $ $	61,396 47,993 56,876 68,353	$ $ $ $	155,589 121,622 144,134 173,220
Bruce E. Mann	6,250 6,250 6,250 6,250	0.42 0.42 0.42 0.42	% % % %	$ $ $ $	15.62 12.21 14.47 17.39	03/04/14 05/24/14 08/04/14 11/04/14	$ $ $ $	61,396 47,993 56,876 68,353	$ $ $ $	155,589 121,622 144,134 173,220

(1)	The exercise price per share of each option was determined by the Compensation and Option Committee to be equal to the fair market value per share of the common stock on the date of grant.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth as of January 31, 2005 information with respect to options to purchase common stock granted under SeaChange’s Amended and Restated 1995 Stock Option Plan to its named executive officers.

The value of unexercised in-the-money options as of January 31, 2005 is based on the difference between the option exercise price and the fair market value of SeaChange’s common stock at January 31, 2005, the Company’s fiscal year-end ($16.42 per share as quoted on the Nasdaq National Market on January 31, 2005), multiplied by the number of shares underlying the option.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2005(#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options At January 31, 2005($) Exercisable/Unexercisable
William C. Styslinger, III	38,267	$321,240	176,390/207,828	$375,071/$719,292
William L. Fiedler	20,000	$263,654	178,528/58,118	$1,410,878/$187,262
Ira Goldfarb	8,550	$90,050	73,816/55,084	$307,644/$214,326
Bruce E. Mann	0	N/A	129,014/77,985	$477,353/$373,843

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of SeaChange’s existing equity compensation plans as of January 31, 2005, including the Amended and Restated 1995 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan and the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended. The following table excludes information about the 2005 Equity Compensation and Incentive Plan, the adoption of which is subject to a vote at this Annual Meeting, because such plan was not in effect on January 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	6,046,258	(2)	$15.78		1,270,966	(3)
Equity compensation not approved by security holders(4)	160,134		$14.71		0
Total	6,206,392		$15.75	(5)	1,270,966

(1)	Consists of the Amended and Restated 1995 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan and the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended. Excludes the 2005 Equity Compensation and Incentive Plan, the adoption of which is subject to a vote at this Annual Meeting, because such plan was not in effect on January 31, 2005.
(2)	Excludes the shares to be issued for the period ended May 31, 2005 under the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, because the number of shares to be issued upon exercise of currently outstanding options thereunder cannot be determined, as it will be determined on May 31, 2005, the last day of the payment period, and will be for a maximum of 1,125 shares per eligible participant.

(3)	As of January 31, 2005, 954,781 shares remained available for issuance under the Amended and Restated 1995 Stock Option Plan and 316,185 shares remained available for grant under the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended. As of January 31, 2005, no shares remained available for issuance under the 1996 Non-Employee Director Stock Option Plan as this plan was terminated by the Board of Directors in May 2002.
(4)	Pursuant to the Video-on-Demand Purchase Agreement, dated as of December 1, 2000, by and between SeaChange and Comcast Cable Communications of Pennsylvania, Inc., Comcast has been issued warrants exercisable for 450,000 shares of common stock. As disclosed in the Company’s Current Report on Form 8-K filed October 6, 2004, Comcast has elected to exercise certain of these warrants and there remains outstanding today one warrant exercisable for 160,134 shares of common stock with a per share exercise price of $14.71 and which is nonforfeitable and freely exercisable.
(5)	Excludes the weighted average exercise price for shares to be issued under the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, because the weighted average exercise price of currently outstanding options thereunder cannot be determined, as it will be equal to 85% of the lower of the average market price of the common stock on December 1, 2004 and May 31, 2005, the first and last business day of the applicable payment period.

Change in Control Agreements

SeaChange has also entered into separate Change-In-Control Severance Agreements with Messrs. Fiedler, Goldfarb, Mann and Styslinger which are designed to provide an incentive to each executive to remain with SeaChange leading up to and following a Change in Control. For purposes of the agreements, “Change in Control” means (i) the members of the Board of Directors of SeaChange at the beginning of any consecutive 24-calendar month period (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 24-calendar month period shall be deemed to be an Incumbent Director; (ii) any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger; (iii) any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction, or (iv) any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange.

Upon a Change in Control, all of the executive’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable. In the event of a subsequent termination of the executive’s employment for any reason, all of the executive’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. If within one year following a Change in Control the executive’s employment is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following: (a) two times the executive’s annual base salary plus one times the executive’s bonus for the preceding year; (b) for a period of two years, continued health, life and disability benefits; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay. If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be “grossed-up” so as to place the executive in the same after-tax position as if no excise tax had been imposed.

Compensation and Option Committee Report

To SeaChange Stockholders:

SeaChange’s executive compensation program is administered by the Compensation and Option Committee of the Board of Directors, which is comprised entirely of independent non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation and Option Committee is responsible for reviewing and administering the Company’s stock ownership plans and reviewing and approving compensation for the executive officers of SeaChange.

SeaChange’s current executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the executive officers and other employees of SeaChange with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, and the 1996 Employee Stock Purchase Plan and 401(k) profit sharing plan, which plans are generally available to all employees of SeaChange.

Base Salary

Base salary compensation levels for each of the executive officers of SeaChange, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation and Option Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at comparable companies. In setting compensation levels, the Compensation and Option Committee generally takes into account such factors as:

•	the Company’s past operating and financial performance and future expectations;

•	individual performance and experience; and

•	past salary levels.

The Compensation and Option Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the long-term goals and strategies of SeaChange.

Incentive Compensation

For fiscal year 2005, SeaChange awarded bonuses in the aggregate amount of $90,000 to its executive officers. These bonus payments were made in recognition of the executive officers’ contributions to fiscal year 2005 Company performance.

Stock Options

Stock options have been the principal vehicle used by SeaChange to provide long-term incentive-based compensation to improve its operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. SeaChange’s stock option plans are administered by the Compensation and Option Committee. To date, the Compensation and Option Committee has not granted stock options at less than fair market value.

Stock options have been granted from time to time to eligible employees based upon SeaChange’s overall financial performance and their contribution thereto. Stock options are designed to align the interests of

SeaChange’s executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the common stock and, hence, the stockholders’ return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with SeaChange. SeaChange periodically grants new options to provide continuing incentives for future performance. SeaChange’s 1995 Stock Option Plan is due to expire this year. In order to continue to have the stock options available for grant in future, and to have the flexibility to utilize alternative long term incentive-based compensation programs such as restricted stock and restricted stock units, the Compensation and Option Committee has recommended to the Board the adoption of the 2005 Equity Compensation and Incentive Plan, which is being presented to stockholders for approval in this Proxy Statement, and the Board has recommended to the Company’s stockholders the adoption of this plan.

During the fiscal year ended January 31, 2005, options to purchase an aggregate of 180,000 shares of common stock were granted to the executive officers of SeaChange, including the Chief Executive Officer. Such grants were made in recognition of the executive officers’ contributions to fiscal year 2005 Company operations and performance and as an incentive for future performance.

Upon adoption of the 2005 Equity Compensation and Option Plan, the Compensation and Option Committee intends to grant equity ownership opportunities, including stock options, in an amount not greater than two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and hires of executive officers that may occur during the term of the plan. The Compensation and Option Committee does not currently intend to grant stock options or other equity ownership opportunities prior to July 13, 2005, other than for new hires, generally, grants to the non-employee members of the Board in accordance with the compensation policy adopted by the Board in May 2003, and for the new hires, none of whom would be executive officers of SeaChange, that would occur in connection with consummation of SeaChange’s previously announced acquisition with Liberate Technologies, if that transaction were to close prior to July 13, 2005.

Other Benefits

SeaChange also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. SeaChange offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. SeaChange also maintains medical, disability and life insurance plans and other benefit plans for its employees.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), SeaChange cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Option Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and will continue to consider such deduction limitations of Section 162(m) of the Code when structuring its executive compensation arrangements.

THE COMPENSATION AND OPTION COMMITTEE:

Martin R. Hoffmann (Chairman)

Thomas F. Olson

Carmine Vona

Compensation Committee Interlocks and Insider Participation

The Compensation and Option Committee consists of Messrs. Hoffmann, Vona and Olson. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served as a director of SeaChange.

Compensation of Directors

During the fiscal year ended January 31, 2005, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal year 2005, SeaChange paid directors who are not employees of the Company a fee of $4,000 per quarter and a fee of $1,000 for each meeting of the Board of Directors that they attended in person or by phone and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. Each non-employee director was also entitled to participate in SeaChange’s Amended and Restated 1995 Stock Option Plan and, subsequent to approval of the Company’s 2005 Equity Compensation and Incentive Plan by the Company’s stockholders, will be entitled to participate in that plan. In May 2003, the Board of Directors of SeaChange adopted a compensation policy for non-employee directors whereby non-employee directors are entitled to receive an option to purchase 2,500 shares of SeaChange’s common stock each quarter, for an aggregate annual grant of 10,000 shares. Accordingly, in the fiscal year ended January 31, 2005, each of Messrs. Hoffmann, Olson and Vona each received quarterly option grants to purchase 2,500 shares of SeaChange’s common stock on March 4, 2004, May 24, 2004, August 4, 2004 and November 4, 2004. Ms. Cotton received a quarterly option grant to purchase 2,500 shares of SeaChange’s common stock on November 4, 2004 and also received an option to purchase 2,500 shares of SeaChange’s common stock on September 30, 2004 in connection with becoming a director. Commencing with the Company’s fiscal year ending January 31, 2006, the Chairperson of the Audit Committee of the Board of Directors will also be entitled to receive a cash payment of $2,000 per quarter for a total payment of $8,000 per annum.

Stock Performance Graph

The following graph compares the change in the cumulative total stockholder return on SeaChange’s common stock during the period from the close of trading on December 31, 1999 through January 31, 2005, with the cumulative total return on the Center for Research in Securities Prices (“CRSP”) Index for the Nasdaq Stock Market (U.S. Companies) and a SIC Code Index based on the SeaChange’s SIC Code. The comparison assumes $100 was invested on December 31, 1999 in SeaChange’s common stock at the $35.375 closing price on that date and in each of the foregoing indices and assumes reinvestment of dividends, if any.

The following graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of SeaChange under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. The stock price performance shown on the following graph is not necessarily indicative of future price performance. Information used on the graph was obtained from CoreData, LLC, Richmond, Virginia, a source believed to be reliable, but SeaChange is not responsible for any errors or omissions in such information.

Comparison Of Cumulative Total Return Among

SeaChange International, Inc., Nasdaq National Market Index

and SIC Code Index

ASSUMES $100 INVESTED ON DEC 31, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JAN 31, 2005

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

C.	The Index level for all series was set to 100.0 on December 31, 1999.

PROPOSAL II

APPROVAL OF THE ADOPTION OF

SEACHANGE’S 2005 EQUITY COMPENSATION AND

INCENTIVE PLAN

In May 2005, subject to approval by the Company’s stockholders, the Board of Directors adopted the Company’s 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) to replace the 1995 Plan which expires by its terms on August 24, 2005.

In recent years, the Company has experienced large growth in terms of the number of employees and revenue. The total number of the Company’s employees has increased from 310 as of December 31, 1998 to 531 as of January 31, 2005, and the Company’s revenues have increased from $71.8 million for the year ended December 31, 1998 to $157.3 million for the year ended January 31, 2005. At the same time, the Company has experienced both mixed financial results and a varying stock price.

The confluence of these factors has resulted in the Company granting a relatively large number of options in each of its most recent fiscal years and having a relatively large number of options currently outstanding—many of which are underwater or with an exercise price below that at which the Company’s Common Stock currently trades. As of January 31, 2005, there were options outstanding exercisable in the aggregate for 6,046,258 shares of Common Stock with a weighted average exercise price of $15.78 per share.

In view of the above circumstances, the Company’s management and the Compensation and Option Committee of the Board have worked together with outside compensation consultants to formulate equity compensation guidelines for the Company going forward. Based on this review, upon adoption of the 2005 Plan, the Compensation and Option Committee intends to grant equity ownership opportunities, including stock options, in an amount not greater than two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and new hires of executive officers that may occur in the future. The Compensation and Option Committee also intends to alter the nature of equity compensation grants upon adoption of the 2005 Plan to include other forms of equity compensation, including restricted stock units, and to have a stronger performance-based criteria for awards.

The Company believes that it has a strong business model and that it will achieve improved financial operations and results in future years. In order to achieve this future success, the Company will need to attract, retain and motivate key personnel and potential hires. The Board believes that equity-based compensation will continue to be essential to permit the Company to successfully continue the pursuit of these objectives. Accordingly, the Board has proposed the 2005 Plan to permit the continued issuance by the Company of equity-based compensation.

The principal features of the 2005 Plan include:

•	Limit on Shares Authorized: The 2005 Plan authorizes the grant of 1,500,000 shares. No additional grants will be made under the 1995 Plan upon adoption of the 2005 Plan.

•	Shares Available for Restricted Stock, Restricted Stock Units Limited and “Other” Non-Stock Option Awards: No more than twenty-five percent (375,000 shares) of the total authorized shares under the 2005 Plan may be used for grants of restricted stock, restricted stock units or “other” non-stock option awards.

•	Three-Year Minimum Vesting Period: Stock options, restricted stock, restricted stock units and other awards granted under the 2005 Plan may not vest more rapidly than one-third of the total grant in any one twelve month period, subject to exceptions for new hires, disability, death and other limited circumstances.

•	No Discount Stock Options: The 2005 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s stock on the date of grant.

•	No Repricing of Stock Options: The 2005 Plan prohibits the repricing of stock options without stockholder approval.

•	Independent Committee Administration: The 2005 Plan will be administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

•	Material Amendments to the Plan Require Stockholder Approval: The 2005 Plan provides that a material amendment to the Plan will not be effective unless approved by the Company’s stockholders.

Contingent on stockholder approval of the 2005 Plan, the 1995 Plan will be terminated as of July 13, 2005, meaning that while all options then outstanding under the 1995 Plan will remain in effect, no additional option grants may be made under the 1995 Plan.

Description of the 2005 Equity Compensation and Incentive Plan

The following description of the 2005 Plan is a summary only. The Company strongly recommends that you read the complete text of the 2005 Plan which is attached as Appendix A hereto.

The purpose of the 2005 Plan is to provide stock options and other equity ownership opportunities in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the 2005 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration. The 2005 Plan is administered by a committee (the “Committee”) composed solely of members of the Company’s board of directors that are “independent”, as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act, as amended. The Company’s Compensation and Option Committee will be used to administer the 2005 Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2005 Plan and to interpret and correct the provisions of the 2005 Plan and any Award. The 2005 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

Exercise Price. The Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted, provided that the minimum exercise price for an option will not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant. The exercise price, if applicable, of other stock-based Awards shall be set by the Committee.

Authorized Shares. The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2005 Plan is 1,500,000 shares of Common Stock. Upon adoption of the 2005 Plan, the Compensation and Option Committee intends to grant equity ownership opportunities, including stock options, in an amount not greater than two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and hires of executive officers that may occur in the future. Currently, there are 888,479 shares of Common Stock that remain available for grant pursuant to the 1995 Plan. The Compensation and Option Committee does not currently intend to grant stock options or other equity ownership opportunities prior to July 13, 2005, other than for new hires, generally, grants to the non-employee members of the Board in accordance with the compensation policy adopted by the Board in May 2003, and for the new hires, none of whom would be executive officers of SeaChange, that would occur in connection with consummation of SeaChange’s previously announced acquisition with Liberate Technologies, if that transaction were to close prior to July 13, 2005.

Eligibility. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and parent or subsidiaries of the Company. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 120,000 in any fiscal year, other than Awards made to a new hire.

Exercise of Options. No more than one-third of the shares of Common Stock covered by an option may vest in any twelve (12) month period; provided, however, that alternative vesting may be established by the Committee in the agreement evidencing an option granted in connection with a person assuming status as a Participant and upon such person’s disability, death, cessation of status as a Participant and other similar circumstances. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to the Company at its principal office address or to such transfer agent as the Company shall designate, or by notification of the Company-designated third party commercial provider. The Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

Types of Awards. Awards under the 2005 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, and any other equity-based interests as the Committee shall determine, or any combination thereof.

Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder. Options shall expire in seven years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No stock options can be granted under the 2005 Plan after July 13, 2015, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2005 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of the Company,

•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option, or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. No more than 375,000 of the Authorized Shares may be issued to Participants pursuant to Awards of restricted stock, restricted stock units or “other” non-stock option awards, and no more than one-third of the shares of Common Stock covered by an Award of restricted stock or restricted stock units may vest in any twelve (12) month period. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.

Other Awards. The 2005 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee. No more than 375,000 of the Authorized Shares may be issued to Participants pursuant to Awards of restricted stock, restricted stock units or “other” non-stock option awards, and no more than one-third of the shares of Common Stock covered by an “other” non-stock option Award may vest in any twelve (12) month period.

Eligibility Under Section 162(m). In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied).

Transferability. Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for Awards under the 2005 Plan and the per-participant share limit,

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option,

•	the repurchase price per security subject to repurchase, and

•	the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2005 Plan must be exercised by a certain date or shall be terminated, or that any such Awards shall be terminated in exchange for a cash payment.

Effect of Termination, Disability or Death. The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards. The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided, further, that previously-issued options may not be amended without stockholder approval to reduce the price at which such previously issued options are exercisable.

Termination of 2005 Plan; Amendments. Awards may be granted under the 2005 Plan at any time prior to July 13, 2015. The Committee may amend, suspend or terminate the 2005 Plan or any portion thereof at any time, provided, however, that any material amendment to the 2005 Plan will not be effective unless approved by the Company’s stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2005 Plan.

Federal Income Tax Consequences

Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Company’s 2005 Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options. The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Company’s 2005 Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price. If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6. Special rules apply if a Nonstatutory Stock Option has an exercise price less than the fair market value of the shares on the date of grant, or if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units (“Restricted Awards”) or the granting of opportunities to make direct stock purchases under the Company’s 2005 Plan (“Purchases”):

1. Persons receiving Common Stock pursuant to a Restricted Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.

2. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

3. Special rules apply if the stock acquired pursuant to an award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE ADOPTION OF SEACHANGE’S 2005 EQUITY

COMPENSATION AND INCENTIVE PLAN

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2006. PricewaterhouseCoopers LLP has audited and reported upon the financial statements of SeaChange for the fiscal year ended January 31, 2005 and has served as SeaChange’s independent registered public accounting firm since 1993.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following details the aggregate fees billed by PricewaterhouseCoopers LLP to SeaChange for the fiscal years ended January 31, 2005 and January 31, 2004.

Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2005, and January 31, 2004, for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual report on Form 10-K, (b) reviews of the quarterly financial information included in SeaChange’s Forms 10-Q for each such fiscal year and (c) reviews of SEC filings amounted to $1,038,198 and $381,900, respectively.

Audit-Related Fees. The aggregate fees billed for audit-related services that are not reported as Audit Fees for the fiscal years ended January 31, 2005, and January 31, 2004, amounted to $20,000 and $20,000, respectively. The Audit-Related Fees for the fiscal year ended January 31, 2005 related to the audit of SeaChange’s 401(k) retirement savings plan. The Audit-Related Fees for the fiscal year ended January 31, 2004 related to the audit of SeaChange’s 401(k) retirement savings plan.

Tax Fees. The aggregate fees billed for professional services for tax compliance, tax advice and tax planning for the fiscal years ended January 31, 2005 and January 31, 2004 amounted to $144,475 and $109,200, respectively. The Tax Fees for each of the foregoing fiscal years related to tax planning and compliance services, including the preparation of original and amended tax returns and claims for refunds.

All Other Fees. The aggregate fees billed for products and services provided by PricewaterhouseCoopers LLP, other than those discussed above, for the fiscal years ended January 31, 2005 and January 31, 2004, amounted to $0 and $0, respectively.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee’s policy is to pre-approve all audit, audit related, tax and other non-audit services that may be provided by PricewaterhouseCoopers LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by PricewaterhouseCoopers LLP.

The Board of Directors has put the ratification of the selection of PricewaterhouseCoopers LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and the Company’s relationship with PricewaterhouseCoopers LLP and will then take such action as it deems necessary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received no later than the close of business on January 26, 2006 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts, 01754, Attention: Secretary. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2006 Annual Meeting—other than one that will be included in SeaChange’s proxy materials—must notify SeaChange no earlier than December 27, 2005, and no later than January 26, 2006. If a stockholder who wishes to present a proposal fails to notify SeaChange by January 26, 2006, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2006 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by the corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs. SeaChange has retained Morrow & Co., Inc., New York, New York to assist in the solicitation of proxies at a cost estimated not to exceed $25,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2005 and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2005, except that Mr. Styslinger, the Chief Executive Officer of SeaChange, failed to timely report one sale of shares owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, IRA in 2004 and one sale of shares held by Thomas and Emily Franeta as Trustees of the Styslinger Family Trust in 2004 and Mr. Mann failed to timely report one gift to each of his three children in each of 1999, 2000, 2001, 2003 and 2004, three sales in 1999 and one sale in 2004.

Appendix A

SEACHANGE INTERNATIONAL, INC.

2005 EQUITY COMPENSATION AND INCENTIVE PLAN

1.	Purpose and Eligibility.

The purpose of this 2005 Equity Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 10.

2.	Administration.

a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company (the “Committee”) that are “independent”, as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3.	Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) that may be issued pursuant to the Plan shall be 1,500,000 shares of Common Stock; provided, however, that no more than 375,000 of the Authorized Shares may be issued to Participants pursuant to Restricted Stock Awards, Restricted Stock Units or Awards issued pursuant to Section 7 hereof. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 120,000 shares of Common Stock, other than Awards granted in connection with a Person assuming status as a Participant.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4.	Stock Options.

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant). To the extent that any such Incentive Stock Options exceed the $100,000 limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable unless such amendment is approved by the Company’s stockholders.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent

(10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares of Common Stock covered by an Option may vest in any twelve (12) month period; provided, however, that the vesting of an Option granted in connection with a person assuming status as a Participant and the vesting of an Option upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 4(f) and will be provided in the agreement evidencing the Option.

g. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, provided that such shares were not acquired by the Participant in the prior six months;

(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5.	Restricted Stock.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares covered by a Restricted Stock Award may vest in any twelve (12) month period; provided, however, that the vesting of a Restricted Stock Award granted in connection with a person assuming status as a Participant and the vesting of a Restricted Stock Award upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 5(c) and will be provided in the agreement evidencing the Restricted Stock Award.

6.	Restricted Stock Unit.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit, but a Restricted Stock Unit may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after such Common Stock is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee. Any such settlements, any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

c. Vesting of Restricted Stock Unit. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares covered by a Restricted Stock Unit may vest in any twelve (12) month period; provided, however, that the vesting of a Restricted Stock Unit granted in connection with a person assuming status as a Participant and the vesting of a Restricted Stock Unit upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 6(c) and will be provided in the agreement evidencing the Restricted Stock Unit.

7.	Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units. No more than one-third of the shares covered by an Award pursuant to this Section 7 may vest in any twelve (12) month period; provided, however, that the vesting of an Award pursuant to this Section 7 granted in connection with a person assuming status as a Participant and the vesting of an Award pursuant to this Section 7 upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 7 and will be provided in the agreement evidencing such Award.

8.	General Provisions Applicable to Awards.

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award granted under the Plan shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

(ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 8(e)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable unless such amendment is approved by the Company’s stockholders.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

(i) Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 8(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

9.	Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

10.	Miscellaneous.

a.	Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan; the maximum number of shares of Common Stock that may be granted as Restricted Stock, Restricted Stock Units or pursuant to Section 7; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or to extend the period of time for which a previously-issued Option shall be exercisable; (iv) subject to Section 8(e) and Section 8(i), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (v) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on

May 25, 2005

Approved by the stockholders on                     , 2005

SEACHANGE INTERNATIONAL, INC.

Annual Meeting of Stockholders to be held on July 13, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and William L. Fiedler and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 13, 2005, at 10:00 a.m. local time, at the offices of Choate, Hall & Stewart LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 25, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS, FOR THE APPROVAL OF THE ADOPTION OF THE 2005 EQUITY COMPENSATION AND INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

☒	Please mark votes as in this example

☐	Please Mark Here for Address Change or Comments. See Reverse Side.

1. To elect two (2) Class III Directors to each serve for a three-year term.

Nominee:	01 Carmine Vona

02 Mary Palermo Cotton

☐	For	☐	Withheld

________

For the nominees except as noted above

2. To approve the adoption of the 2005 Equity Compensation and Incentive Plan.

☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

☐	For	☐	Against	☐	Abstain

I/We will attend the meeting.    ☐    YES    ☐    NO

Signature	Signature	Date

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A company or partnership must sign its full name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/seac

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.